EXHIBIT 21

                                 SUBSIDIARIES OF THE REGISTRANT

Parent
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Cascade Financial Corporation

                                       Percentage         Jurisdiction or
Subsidiaries (a)                      of Ownership     State of Incorporation
----------------                      ------------     ----------------------

Cascade Bank                              100%             United States

Cascade Investment Services, Inc. (b)     100%               Washington

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(a) The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.
(b) Wholly-owned subsidiary of Cascade Bank.